Exhibit 10.14
KLAVIYO, INC.
2023 EMPLOYEE STOCK PURCHASE PLAN
The purpose of the Klaviyo, Inc. 2023 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Klaviyo, Inc. (the “Company”) and each Designated Company (as defined in Section 11) with opportunities to purchase shares of the Company’s Series A common stock, par value $0.001 per share (the “Common Stock”). 6,200,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose, plus on January 1, 2024 and each January 1 thereafter until the Plan terminates pursuant to Section 20, the number of shares of Common Stock reserved and available for issuance under the Plan shall be cumulatively increased by the least of (i) 6,200,000 shares of Common Stock, (ii) one percent (1%) of the cumulative number of shares of Series A Common Stock and Series B common stock issued and outstanding on the immediately preceding December 31, and (iii) such lesser number of shares of Common Stock as determined by the Administrator (as defined in Section 1).
The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, options will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for eligible employees. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
1.Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable (including, without limitation, to adopt such rules, guidelines, practices, procedures, sub-plans, and appendices as are necessary or appropriate to permit the participation in the Plan by eligible employees who are non-U.S. nationals or employed outside the United States, the terms of which rules, guidelines, practices, procedures, sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of the first paragraph of this Plan above, but unless otherwise superseded by the terms of such rules, guidelines, practices, procedures, sub-plan or appendix, the provisions of this Plan will govern); (ii) designate separate Offerings (as defined in Section 2) under the Plan; (iii) designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component as well as revoke participation by such Subsidiaries or Affiliates in the 423 Component or Non-423 Component; (iv) determine eligibility; (v) interpret the terms and provisions of the Plan; (vi) make all determinations it deems advisable for the administration of the Plan; (vii) decide all disputes arising in connection with the Plan; and (viii) otherwise supervise the administration of the Plan. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Plan contributions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of stock certificates that vary with applicable local requirements. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.Offerings. The Company may make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”) consisting of one or more Purchase Periods. Unless otherwise determined by the Administrator, each Offering will be 12 months long and a separate Offering will (a) begin on the first trading day occurring on or after each January 1st and will end on the last trading day occurring on or before December 31st of such year and (b) begin on the first business day occurring on or after each July 1st and will end on the last business day occurring on or before June 30th of the following calendar year. The Administrator may, in its discretion, designate a different period for any Offering (which may be longer or shorter than 12 months), provided that no Offering shall exceed 27 months in duration. Unless the Administrator otherwise determines, each Offering will be divided into two equal six-month Purchase Periods. Furthermore, unless as otherwise determined by the Administrator, Participants will only be permitted to participate in one Offering at a time. Unless the Administrator, in its sole discretion, chooses otherwise prior to an Offering Date (as defined below), and to the extent an Offering has more than one Purchase Period and to the extent permitted by applicable law, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering is lower than the Fair Market Value of the Common Stock on the Offering Date, then all participants in such Offering automatically will be withdrawn from such Offering immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering as of the first day thereof and the preceding Offering will terminate.
3.Eligibility. All individuals classified as employees of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan (provided, that the Participant is not permitted to participate in multiple Offerings at the same time, unless otherwise determined by the Administrator), provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Company. Notwithstanding the foregoing, an employee will not be eligible to participate unless, on the Offering Date, the employee has been in the employ of the Company or a Designated Company, as the case may be, for such continuous period preceding such Offering Date as the Administrator may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Administrator may provide that no employee will be eligible to participate under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or a Designated Company is more than 20 hours per week and more than five months per calendar year or such other criteria as the Administrator may determine consistent with Section 423 of the Code. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
4.Participation.
(a)An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form in the manner specified by the Administrator at least 15 calendar days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(b)The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.
(c)Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.
5.Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 15 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions, unless otherwise required by applicable law. If payroll deductions are not permissible or problematic under applicable laws or if specifically provided in advance of an Offering, in addition to or instead of making contributions by payroll deductions, a Participant, if permitted by the Administrator and only on terms to be determined by the Administrator, may make contributions through the payment by cash, check or wire transfer prior to an Exercise Date.
6.Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, and subject to the limitations of Section 5, a Participant (i) may not increase his or her payroll deduction during any Purchase Period, (ii) may increase or decrease his or her payroll deduction with respect to the next Purchase Period, (iii) may decrease (but not to zero) his or her payroll deduction once during any Purchase Period, and (iv) may cease contributions during any Purchase Period (i.e., decrease contributions to zero), in each case, by submitting an enrollment form at least 15 calendar days (or such other period of time as determined by the Company and communicated to Participants) prior to the payroll date for which it is to be effective. The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
7.Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8.Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of a Purchase Period (an “Exercise Date”), at the Option Price hereinafter provided for, the lower of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date, or (b) a number of shares determined by dividing $25,000 by the Fair Market Value on the Offering Date (or such other maximum number of shares as shall have been established by the Administrator in advance of the Offering); provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.
Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
9.Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Except as may be determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Purchase Period and, if such Exercise Date is the final Exercise Date of an Offering, will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.
10.Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.
11.Definitions.
The term “Affiliate” means any entity, other than a Subsidiary, whether now or subsequently established, controlled by, controlling or under common control with, the Company
The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code or other deferred compensation program or arrangement established by the Company, a Subsidiary or an Affiliate, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains recognized from Company stock options or other equity awards, and similar items. In advance of any Offering, the Administrator, in its discretion, may establish a different definition of Compensation. Further, the Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.
The term “Designated 423 Company” means any present or future Subsidiary (as defined below) selected by the Administrator to participate in the 423 Component.
The term “Designated Company” means any Designated Non-423 Company or Designated 423 Company; provided, however, that at any given time a Subsidiary participating in the 423 Component shall not be a Subsidiary participating in the Non-423 Component. Notwithstanding the foregoing, if any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of the Company or any Designated Company participating in the 423 Component, then such disregarded Affiliate or Subsidiary shall automatically be a Designated Company participating in the 423 Component. If any Affiliate or Subsidiary is disregarded for U.S. federal income tax purposes in respect of any Designated Company participating in the Non-423 Component, the Administrator may exclude such Affiliate or Subsidiary from participating in the Plan, notwithstanding that the Designated Company in respect of which such Affiliate or Subsidiary is disregarded may participate in the Plan. The current list of Designated Companies is attached hereto as Appendix A.
The term “Designated Non-423 Company” means any present or future Subsidiary or Affiliate selected by the Administrator to participate in the Non-423 Component.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Purchase Period” means a period of time within an Offering, as may be specified by the Administrator in accordance with Section 2, generally beginning on the Offering Date or the next day following an Exercise Date within an Offering, and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.
The term “Registration Date” means the date on which the registration statement on Form S-1 that is filed by the Company with respect to its Initial Public Offering is declared effective by the U.S. Securities and Exchange Commission.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
12.Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary or to his or her estate or legal heirs as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be a Subsidiary or Affiliate, as applicable, or if the employee is transferred to any corporation other than the Company or a Designated Company; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or any Subsidiary or Affiliate. Furthermore, the Company or a Subsidiary or Affiliate, as applicable, may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
13.Special Rules and Sub Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees; provided that if such special rules or sub plans are inconsistent with the requirements of Section 423(b) of the Code, the employees subject to such special rules or sub plans will participate in the Non-423 Component. Any special rules or sub plans established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.
14.Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.
15.Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
16.Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required by applicable law.
17.Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.
18.Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. Unless terminated earlier, the Plan shall expire on the ten-year anniversary of the Registration Date.
21.Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.
22.Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts applied without regard to conflict of law principles. .
23.Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
24.Tax Withholding. Participation in the Plan is subject to any required withholding of applicable taxes on income recognized by the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries and Affiliates shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.
25.Notification Upon Sale of Shares under the 423 Component. Each Participant agrees, by entering the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.
26.Effective Date and Approval of Shareholders. The Plan shall take effect on the date immediately preceding the Registration Date, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

APPENDIX A
Designated Companies
Klaviyo Australia Pty Ltd
Klaviyo Ltd